Exhibit 99.1

AT THE COMPANY	ON THE WEB
Robert O’Brien	www.forestcity.net

Executive Vice President – Chief Financial Officer
216-621-6060

Jeff Linton
Vice President – Corporate Communication
216-621-6060

For immediate release

Forest City announces decision by Saks to withdraw
from Westchester County mixed-use project

CLEVELAND, Ohio – March 4, 2010 – Forest City Enterprises, Inc. [NYSE: FCE.A and FCE.B] today announced that it has been notified by Saks Incorporated that the company will not move forward with a Saks Fifth Avenue store at Forest City’s mixed-use development, Westchester’s Ridge Hill, in Yonkers, New York. Saks had previously signed a non-binding letter of intent to locate a store at Ridge Hill.

“This is obviously a disappointment, but we are fully committed to seeing this project become a world-class shopping and entertainment destination,” said Rich Pesin, executive vice president of retail development for Forest City Ratner Companies, the New York-based subsidiary of Forest City Enterprises. “Westchester’s Ridge Hill is one of the finest retail projects under construction anywhere in the United States, with a great location and tremendous, underserved demographics. We continue to have the support of a variety of premier tenants such as Whole Foods, Cheese Cake Factory, Cinema DeLux, Sephora and Loft, and we have ongoing discussions with other major retailers. We expect to announce additional tenants in the coming months as these discussions are finalized.”

Ridge Hill will be a distinctive, upscale destination for Westchester County, offering elegant shopping, entertainment and gracious dining. The first phase of the project is planned to include more than one million square feet of retail, entertainment and office space. Additional phases are expected to include future residential and hotel development.

About Forest City

Forest City Enterprises, Inc., is an $11.9 billion NYSE-listed national real estate company. The Company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

Safe Harbor Language

Statements made in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The Company’s actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of current market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on our ownership, development and management of our commercial real estate portfolio, general real estate investment and development risks, liquidity risks we could face if we do not close the transaction with Onexim Group to create a strategic partnership for our Brooklyn Atlantic Yards project, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services sector, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in the Company’s SEC filings, including but not limited to, the Company’s annual and quarterly reports.